                                                                      EXHIBIT 21
                                                                      ----------


                                 SUBSIDIARIES
                                 ------------


Unigraphics Solutions Asia/Pacific Incorporated      Delaware

Unigraphics Solutions (Australia) Pty Ltd.           Australia

Unigraphics Solutions Handelsgesellschaft m.b.H.     Austria

Unigraphics Solutions N.V.                           Belgium

Unigraphics Solutions do Brasil Ltda.                Brazil

Unigraphics Solutions Canada Ltd.                    Canada

Unigraphics Solutions Danmark A/S                    Denmark

Unigraphics Solutions Ltd.                           England

Unigraphics Solutions France SAS                     France

Unigraphics Solutions GmbH                           Germany

Unigraphics Solutions (HK) Limited                   Hong Kong

Unigraphics Solutions S.p.A.                         Italy

Unigraphics Solutions Japan Ltd.                     Japan

Unigraphics Solutions (Korea) Ltd.                   Korea

Unigraphics Solutions de Mexico, S.A. de C.V.        Mexico

Unigraphics Solutions B.V.                           Netherlands

Unigraphics Solutions Norge AS                       Norway

Unigraphics Solutions Sp.z.o.o.                      Poland

Unigraphics Solutions Pte. Limited                   Singapore

Unigraphics Solutions Espana, S.A.                   Spain

Unigraphics Solutions Sverige AB                     Sweden

Unigraphics Solutions AG                             Switzerland